Report of Ernst & Young LLP, Independent Auditors

To the Board of Trustees of State Street Master Funds and
Owners of Beneficial Interest of State Street Equity 500 Index Portfolio:

We have audited the accompanying statements of assets and liabilities, including the portfolio of investments and schedule of futures contracts, of the State Street Equity 500 Index Portfolio (one of the portfolios constituting State Street Master Funds)(the Portfolio) as of December
31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets and the financial highlights for the year then ended and for the period from March 1, 2000 (commencement of operations) to December 31, 2000. These financial statements and financial highlights are the responsibility of the Portfolios management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial. statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with the custodian and brokers, or other appropriate auditing procedures where replies from the brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the State Street Equity 500 Index Portfolio of State Street Master Funds at December 31, 2001, the results of its operations for the year then ended, the changes in its net assets and the financial highlights for the year then ended and for the period from March 1, 2000 (commencement of operations) to December 31, 2000, in conformity with accounting principles generally accepted in the United States.




Boston, Massachusetts
February 08, 2002